SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐ Confidential, for Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SENESCO TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SENESCO TECHNOLOGIES, INC.

303 George Street, Suite 420

New Brunswick, New Jersey 08901

To Our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Senesco Technologies, Inc. at 10:00 A.M., local time, on Wednesday, December 14, 2005, at the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to assure the presence of a quorum.  Whether or not you plan to attend the meeting, we hope that you will have your stock represented by voting as soon as possible, by signing, dating and returning your proxy card in the enclosed envelope, which requires no postage if mailed in the United States.  Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

/s/ Ruedi Stalder

Ruedi Stalder
Chairman of the Board

SENESCO TECHNOLOGIES, INC.

303 George Street, Suite 420

New Brunswick, New Jersey 08901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 14, 2005

The Annual Meeting of Stockholders (the “Meeting”) of Senesco Technologies, Inc., a Delaware corporation (the “Company”), will be held at the American Stock Exchange at 86 Trinity Place, New York, New York 10006 on Wednesday, December 14, 2005, at 10:00 A.M., local time, for the following purposes:

(1)           To elect seven (7) Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2)           To ratify the appointment of Goldstein Golub Kessler LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006; and

(3)           To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The holders (the “Stockholders”) of the Company’s common stock, $0.01 par value per share, of record at the close of business on October 21, 2005 (the “Record Date”), are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof.  A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 303 George Street, Suite 420, New Brunswick, New Jersey 08901 for a period of ten (10) days prior to the Meeting and at the American Stock Exchange in New York on the day of the Meeting.  The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting; provided, however, if the adjournment is for more than thirty (30) days after the date of the Meeting, or if after the adjournment a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each Stockholder.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.  THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.  EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED.  IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Sascha P. Fedyszyn

Sascha P. Fedyszyn
Secretary

New Brunswick, New Jersey

November 4, 2005

The Company’s 2005 Annual Report accompanies the Proxy Statement.

SENESCO TECHNOLOGIES, INC.

303 George Street, Suite 420

New Brunswick, New Jersey 08901

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of Senesco Technologies, Inc., a Delaware corporation, referred to herein as Senesco, we, us or our, of proxies to be voted at our annual meeting of stockholders to be held on Wednesday, December 14, 2005, referred to herein as the Meeting, at the American Stock Exchange at 86 Trinity Place, New York, New York 10006, at 10:00 A.M., local time, and at any adjournment or adjournments thereof.  The holders of record of our common stock, $0.01 par value per share, as of the close of business on October 21, 2005, the Record Date, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof.  As of the Record Date, there were 15,467,388 shares of our common stock issued and outstanding and entitled to vote.  Each share of our common stock is entitled to one vote on any matter presented at the Meeting.

If proxies in the accompanying form are properly voted and received, the shares of our common stock represented thereby will be voted in the manner specified therein.  If not otherwise specified, the shares of our common stock represented by the proxies will be voted: (i) FOR the election of the seven (7) nominees named below as directors; (ii) FOR the ratification of the appointment of Goldstein Golub Kessler LLP, as our independent registered public accounting firm for the fiscal year ending June 30, 2006; and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.  Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Corporate Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of holders of shares of our common stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum.  The affirmative vote by the holders of a plurality of the shares of our common stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy.  If such a quorum is present, all actions proposed herein, other than the election of directors, may be taken upon the affirmative vote of our stockholders possessing a majority of the voting power represented at the Meeting.

Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes, or when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters, are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

On or about November 4, 2005, this proxy statement, together with the related proxy card, is being mailed to our stockholders of record as of the Record Date.  Our annual report to our stockholders for the fiscal year ended June 30, 2005, or fiscal 2005, including our financial statements, is being mailed together with this proxy statement to all of our stockholders of record as of the Record Date.  In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our annual report so that our record holders could supply these materials to our beneficial owners as of the Record Date.

ELECTION OF DIRECTORS

At the Meeting, seven (7) directors are to be elected, which number shall constitute our entire board of directors, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified.

Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below.  All of the nominees whose names and biographies appear below are at present our directors.  In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by our board of directors.  Our board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected.

The following are the nominees for election to our board, and all of these nominees are current members of our board:

Name	Age	Served as a Director Since	Position with Senesco
Ruedi Stalder	64	1999	Chairman of the Board and Director
Bruce C. Galton	53	2001	President, Chief Executive Officer and Director
John E. Thompson, Ph.D.	64	2001	Executive Vice President, Chief Scientific Officer and Director
John N. Braca	47	2003	Director
Christopher Forbes	54	1999	Director
Thomas C. Quick	50	1999	Director
David Rector	58	2002	Director

The principal occupations and business experience, for at least the past five (5) years, of each director and nominee is as follows:

Ruedi Stalder has been our director since February 1999 and was appointed as our Chairman and Chief Executive Officer on January 10, 2000.  On October 4, 2001, Mr. Stalder resigned as our Chief Executive Officer.  Mr. Stalder is a former member of the Executive Boards of Credit Suisse Group and Credit Suisse First Boston and former Chief Executive Officer of the Americas Region of Credit Suisse Private Banking.  Mr. Stalder joined Credit Suisse in 1980 as a founding member and Deputy Head of the Multinational Services Group.  In 1986, he became Executive Vice President.  He was named to Credit Suisse’s Executive Board in 1989.  In 1990, he became Head of the Commercial Banking Division and a Member of the Executive Committee.  From 1991 to 1995, Mr. Stalder was Chief Financial Officer and a Member of the Executive Boards of Credit Suisse Group and Credit Suisse First Boston.  He became head of the Americas Region of Credit Suisse Private Banking in 1995 and retired in 1998.  Prior to moving to the United States, Mr. Stalder was a member of the Board of Directors for several Swiss subsidiaries of major corporations including AEG, Bayer, BTR, Hoechst, Saint Gobain, Solvay and Sony.  He is a fellow of the World Economic Forum.  He was a member of the Leadership Committee of the Consolidated Corporate Fund of Lincoln Center for the Performing Arts, Board of The American Ballet Theatre and a Trustee of Carnegie Hall.  From 1991 through 1998, Mr. Stalder was Chairman of the New York Chapter of the Swiss-American Chamber of Commerce.  He continues to serve as an Advisory Board Member of the American-Swiss Foundation.  Mr. Stalder received a diploma in advanced finance management at the International Management

Development Institute in Lausanne, Switzerland in 1976.  He completed the International Senior Managers Program at Harvard University in 1985.

Bruce C. Galton has been our director since November 2001, and he was appointed our President and Chief Executive Officer on October 4, 2001.  From April 2000 until June 2001, when it was acquired by Transgenomic, Inc., Mr. Galton was President and Chief Operating Officer and a director of Annovis, Inc., a manufacturer of specialty chemicals for DNA synthesis with operations in Pennsylvania and Glasgow, United Kingdom.  From January 1985 to May 1999, Mr. Galton held various senior management positions at Cistron Biotechnology, Inc., including President and Chief Operating Officer from 1988 to 1997 and Chairman and Chief Executive Officer from 1997 to 1999.  Cistron Biotechnology, Inc. was engaged in the research and development of certain cytokines, which act as key immune regulators.  Mr. Galton is a trustee of the Interfaith Food Pantry (Morris County New Jersey) and is a former member of the Borough of Madison, New Jersey Downtown Development Commission and a former trustee of the Museum of Early Trades and Crafts.  Mr. Galton had also served as a Councilman from 1996 through 1998 and a member of Madison’s Planning Board from 1994 through 1998.  Mr. Galton received a Bachelor of Science in Commerce with a major in accounting from the University of Virginia in 1974 and an M.B.A. in finance from Fairleigh Dickinson University in 1977.

John E. Thompson, Ph.D. has been our director since October 2001.  Dr. Thompson was appointed our President and Chief Executive Officer in January 1999, and he continued in that capacity until September 1999 when he was appointed Executive Vice President of Research and Development.  In July 2004, Dr. Thompson became our Executive Vice President and Chief Scientific Officer.  Dr. Thompson is the inventor of the technology that we develop.  Since July 2001, he has been the Associate Vice President, Research and, from July 1990 to June 2001, he was the Dean of Science at the University of Waterloo in Waterloo, Ontario, Canada.  Dr. Thompson has a Ph.D. in Biology from the University of Alberta, Edmonton, and he is a Fellow of the Royal Society of Canada.  Dr. Thompson is also the recipient of a Lady Davis Visiting Fellowship, the Sigma Xi Award for Excellence in Research, the CSPP Gold Medal and the Technion Visiting Fellowship.

John N. Braca has been our director since October 2003.  Mr. Braca also served as a director of KVM Technologies, Message Pharmaceuticals, MicroMass Communications and Pinnacle Pharmaceuticals and as a Board observer on other healthcare, technology and biotechnology companies.  Currently, Mr. Braca is a consultant and advisor to GlaxoSmithKline management in their research operations.  From 1997 to 2005, Mr. Braca was a general partner and the Chief Financial Officer for S.R. One, Limited, or S.R. One, the venture capital subsidiary of GlaxoSmithKline.  In addition, from January 2000 to July 2003, Mr. Braca was a general partner of Euclid SR Partners Corporation, an independent venture capital partnership.  Prior to joining S.R. One, Mr. Braca held various positions of increasing responsibility within several subsidiaries and business units of GlaxoSmithKline.  Mr. Braca is a licensed Certified Public Accountant in the state of Pennsylvania and is affiliated with the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, the National Venture Capital Association and the Greater Philadelphia Venture Group.  Mr. Braca received a Bachelor of Science in Accounting from Villanova University and a Master of Business Administration in Marketing from Saint Joseph’s University.

Christopher Forbes has been our director since January 1999.  Mr. Forbes also serves as a director of Elastomer Technologies Limited (“ETL”) and ETL’s Malaysian subsidiary Green Chemicals Sdn. Berhad.  Since 1989, Mr. Forbes has been Vice Chairman of Forbes, Inc., which publishes Forbes Magazine, a leading business publication.  He is responsible for Forbes’ advertising and promotion departments. From 1981 to 1989, Mr. Forbes was Corporate Secretary at Forbes. Prior to 1981, he held the position of Vice President and Associate Publisher.  Mr. Forbes has been a director of Forbes, Inc. since 1977.  Mr. Forbes is the Chairman of the American Friends of the Louvre, and he also sits on the Boards of The New York Historical Society, The Newark Museum, The Business Committee for the Arts, The Brooklyn Museum, The Friends of New Jersey State Museum, The New York Academy of Art, The Victorian Society in America and the Prince Wales Foundation.  He is also a member of the Board of Advisors of The Princeton University Art Museum, a National Trustee of the Baltimore Museum of Art, and serves on the Advisory Committee of the Department of European Decorative Arts of the Museum of Fine Arts in Boston.  In 1987, he was appointed to the Board of Regents of the Cathedral of St. John the Divine in New York City.  Mr. Forbes is also a member of the Board of Directors of Raffles Holdings, Ltd., a publicly-held company.  Mr. Forbes received a Bachelor of Arts degree in Art History from Princeton University in 1972.  In 1986, he was awarded the honorary degree of Doctor of Humane Letters by New Hampshire College.

Thomas C. Quick has been our director since February 1999.  From 2001 through 2002, Mr. Quick was the Vice Chairman of Quick & Reilly/Fleet Securities, Inc., successor to The Quick & Reilly Group, Inc., a holding company for four (4) major financial services businesses.  From 1996 until 2001, Mr. Quick was the President and Chief Operating Officer and a director of Quick & Reilly/Fleet Securities, Inc.  From 1985 to 1996, he was President of Quick & Reilly, Inc., a Quick & Reilly subsidiary and a national discount brokerage firm.  Mr. Quick serves as a trustee for the Securities Industry Foundation for Economic Education. He is also a member of the Board of Directors of Best Buddies and a member of the Board of Trustees, the Investment Advisory Board and the Endowment Committee for the St. Jude Children’s Hospital.  He is a trustee and treasurer of the National Corporate Theater Fund, the United World Colleges and the Alcoholism Council of New York, and a Trustee of Fairfield University, Cold Spring Harbor Laboratories and the Inter-City Scholarship Foundation of New York City.  Mr. Quick is a graduate of Fairfield University.

David Rector has been our director since February 2002.  Mr. Rector also serves as a director of Superior Galleries, Inc. Since May 2004, Mr. Rector has been in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology and presently serves as its Chief Operating Officer.  Also, since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries.  From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A.  From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs.  From 1971 until 1980, Mr. Rector served in progressive roles in both the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation.  Mr. Rector received a Bachelor of Science degree in business/finance from Murray State University in 1969.

Our board of directors recommends that our stockholders vote FOR each of the nominees for the board of directors.

Corporate Governance Guidelines

Our board of directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders.  During the past year, our board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards, policies and requirements of the American Stock Exchange, LLC, or AMEX.

Our board of directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Senesco and its stockholders.  These guidelines, which provide a framework for the conduct of our board’s business, include that:

•       the principal responsibility of the directors is to oversee the management of Senesco;

•       a majority of the members of our board shall be independent directors;

•       the independent directors met regularly in executive session;

•       directors have full and free access to management and, as necessary and appropriate, independent advisors;

•       new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•       at least annually, our board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under the current AMEX rules, a director will, among other things, qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Our board of directors currently consists of Ruedi Stalder, Bruce C. Galton, John E. Thompson, Ph.D., John N. Braca, Christopher Forbes, Thomas C. Quick and David Rector.  We are currently traded on the AMEX, which requires our board be comprised of a majority of independent directors.  Our board of directors has determined that each of Messrs. Stalder, Braca, Forbes, Quick and Rector is an “independent director” as defined under Sections 121(A) and 802 of the AMEX rules.

Committees and Meetings of our Board of Directors

Our board of directors held eight (8) meetings during fiscal 2005.  Throughout this period, each member of our board of directors attended or participated in at least 75% of the aggregate of the total number of meetings of our board held during the period for which such person has been a director, except for Thomas C. Quick, who attended three of the eight board meetings, and the total number of meetings held by all committees of our board on which each the director served during the periods the director served.  Our board of directors has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by our board. Each of these charters are also posted on our website at www.senesco.com.  Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders.  All directors attended the 2004 annual meeting of stockholders.

Compensation Committee.  Our Compensation Committee was established in July 1999, pursuant to the Compensation Committee Charter.  Our Compensation Committee generally makes recommendations concerning salaries and incentive compensation for our management and our employees. The primary responsibilities of our Compensation Committee, as more fully set forth in the Compensation Committee Charter adopted in July 1999 and amended and restated on July 7, 2004, include:

•       annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•       reviewing and approving, or recommending for approval by our board, the salaries and incentive compensation of our executive officers;

•       preparing the Compensation Committee report;

•       administering our 1998 Stock Incentive Plan, as amended, or our 1998 Stock Plan; and

•       reviewing and making recommendations to our board with respect to director compensation.

In addition, our Compensation Committee periodically reviews the potential effect of Section 162(m) and uses its judgment to authorize compensation payments that may be subject to the limit when our Compensation Committee believes such payments are appropriate and in the best interests of Senesco and our stockholders, after taking into consideration changing business conditions and the performance of our employees.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s CEO and the four other most highly compensated executive officers.  Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.

From June 17, 2003 through September 6, 2004, our Compensation Committee was comprised of David Rector and Ruedi Stalder.  On September 7, 2004, John N. Braca joined our Compensation Committee.  Mr. Rector currently serves as the chairman of the Compensation Committee.  All members of our Compensation Committee are considered independent pursuant to Sections 121(A) and 805 of the AMEX rules.  Our Compensation Committee held three (3) meetings during fiscal 2005.

                Audit Committee.  Our Audit Committee was established in July 1999.  On October 8, 2003, our board of directors adopted an Amended and Restated Audit Committee Charter.  The primary responsibilities of our Audit Committee include:

•       appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•       overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•       reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•       monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•       overseeing our internal audit function;

•       discussing our risk management policies;

•       establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•       meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•       preparing the audit committee report required by SEC rules, which is included on page 9 of this proxy statement.

                Our Audit Committee is comprised of John N. Braca, David Rector and Thomas C. Quick.  Mr. Braca currently serves as the chairman of the Audit Committee.  AMEX currently requires an Audit Committee comprised solely of independent directors.  Messrs. Braca, Rector and Quick are “independent” members of our board of directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Sections 121(A) and 803 of the AMEX rules.  In addition, our board of directors has determined that Mr. Braca satisfies the definition of an audit committee “financial expert” as set forth in Item 401(e) of Regulation S-B promulgated by the SEC.  Our Audit Committee held five (5) meetings during fiscal 2005.

Nominating and Corporate Governance Committee.  The primary responsibilities of our Nominating and Corporate Governance Committee, as more fully set forth in the Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines adopted on October 15, 2004, include:

•       identifying individuals qualified to become our board members;

•       evaluating and recommending to our board of directors the persons to be nominated for election as directors at any meeting of stockholders and to each of our board’s committees;

•       reviewing and making recommendations to our board with respect to management succession planning;

•       developing and recommending to our board a set of corporate governance principles applicable to Senesco; and

•       overseeing the evaluation of our board.

                Our Nominating and Corporate Governance Committee was formed on September 29, 2004, and it is currently comprised of Messrs. Forbes and Quick.  Mr. Forbes currently serves as the chairman of the Nominating and Corporate Governance Committee.  Both members of our Nominating and Corporate Governance Committee are independent, as independence for nominating and corporate governance committee members is defined under Sections 121(A) and 804 of the AMEX rules.

                Code of Business Ethics and Conduct.  Pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 and Section 807 of the AMEX rules, on March 17, 2003, our board of directors adopted a Code of Business Ethics and Conduct, which may also be found on our website at www.senesco.com.  Our Code of Ethics contains written standards designed to deter wrongdoing and to promote:

•       honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•       full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC;

•       compliance with applicable governmental laws, rules and regulations;

•       the prompt internal reporting of violations of our Code of Ethics to an appropriate person or persons identified in our Code of Ethics; and

•       accountability for adherence to our Code of Ethics.

                Each of our employees, officers and directors completed a signed certification to document his or her understanding of and compliance with our Code of Ethics.

Director Candidates

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria contained in the committee’s charter.  These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  Our Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, Senesco Technologies, Inc., 303 George Street, Suite 420, New Brunswick, New Jersey 08901.  Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with our Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  The Chairman of the Board, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.  Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board should address such communications to: Board of Directors, c/o Corporate Secretary, Senesco Technologies, Inc., 303 George Street, Suite 420, New Brunswick, New Jersey 08901.

Report of the Audit Committee

The Audit Committee has furnished the following report:

September 13, 2005

To the Board of Directors of Senesco Technologies, Inc.:

The Audit Committee of our board of directors is currently composed of three members and acts under a written charter adopted on July 26, 1999 and amended and restated on October 8, 2003.  The current members of the Audit Committee are independent directors, as defined by its charter and AMEX rules, and possess the financial sophistication required by such charter and rules.  The Audit Committee held five meetings during fiscal 2005.

Management is responsible for our financial reporting process including its system of internal controls and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.  As appropriate, the Audit Committee reviews and evaluates, and discusses with our management and our independent registered public accounting firm, the following:

•       the plan for, and the independent registered public accounting firm’s report on, each audit of our financial statements;

•       the independent registered public accounting firm’s review of our unaudited interim financial statements;

•       our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•       our management’s selection, application and disclosure of critical accounting policies;

•       changes in our accounting practices, principles, controls or methodologies;

•       significant developments or changes in accounting rules applicable to us; and

•       the adequacy of our internal controls and accounting and financial personnel.

The Audit Committee reviewed and discussed with our management our audited financial statements for the year ended June 30, 2005.  The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, 89 and 90, titled Communication with Audit Committees, with our independent registered public accounting firm. These standards require our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•       methods used to account for significant unusual transactions;

•       the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•       the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•       disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, titled Independence Discussions with Audit Committees. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.  In addition, the Audit Committee discussed with our independent registered public accounting firm their independence from Senesco.  The Audit Committee also considered whether our independent registered public accounting firm’s provision of certain other non-audit related services to Senesco is compatible with maintaining our auditors’ independence.

                Based on our discussions with management and our independent registered public accounting firm, and our review of the representations and information provided by our management and our independent registered public accounting firm, the Audit Committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-KSB for the year ended June 30, 2005.

By the Audit Committee of the Board of Directors of

Senesco Technologies, Inc.

John N. Braca, Chairman

Thomas C. Quick

David Rector

Compensation Committee Report on Executive Compensation

The Compensation Committee has furnished the following report:

Our executive compensation policy is designed to attract and retain highly qualified individuals for our executive positions and to provide incentives for such executives to achieve maximum company performance by aligning our executives’ interest with that of our stockholders by basing a portion of our executive compensation on corporate performance.

The Compensation Committee reviews and determines base salary levels for our executive officers on an annual basis and determines actual bonuses after the end of the fiscal year based upon our and each individual’s performance.  Additionally, the Compensation Committee administers all of our stock incentive plans.

Our executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock awards and various other benefits, including health insurance and a 401(k) Plan, which are generally available to all of our employees.

                Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of executive officers of comparable companies.  Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or our goals.  The base salary level for our executive officers for the 2005 fiscal year was at approximately the lower 25th percentile of the base salaries paid to executive officers with comparable positions at the peer group companies.

                In selecting companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with the stock price performance of those companies, such as geographic location, development stage, organizational structure and market capitalization.  For this reason, there is not a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the RDG Micro Biotechnology Index, which we have selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement.

We have not paid or awarded bonuses during the current year or any previous year

The stock option program is designed to relate our executives’ and certain middle managers’ and other key personnel’s long-term interests to our stockholders’ long-term interests.  In general, stock option awards are granted if warranted by our growth and profitability.  Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

                The option grants are designed to align the interests of each of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business.  Each grant allows the individual to acquire shares of our Common Stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 10 years).  Each option generally vests and becomes exercisable in installments over the executive officer’s continued employment with the company.  Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

                The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods.  The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual.  However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our executive officers.

CEO Compensation. The Committee established the Chief Executive Officer’s total annual compensation based on the size, complexity and historical performance of our business, our position as compared to our peers in the industry, and the specific challenges faced by us during the year, such as changes in the market for information technology products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer’s compensation.

                With respect to the Chief Executive Officer’s base salary, it is the Compensation Committee’s intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by corporate performance factors.  For the 2005 fiscal year, the Committee raised his base salary from the level in effect in 2004.  Accordingly, the Chief Executive Officer’s base salary for the 2005 fiscal year was at approximately the lower 25th percentile of the base salaries paid to the chief executive officers of the peer group companies.  The Chief Executive Officer was also eligible for a cash bonus for the 2005 fiscal year which was conditioned in part on the company’s attainment of specified performance goals, the company’s stage of development and the company’s cash position.  Based on the Corporation’s stage of development and cash position for the 2005 fiscal year, a bonus was not awarded to the Chief Executive Officer.

On October 4, 2001, we hired Bruce C. Galton as our new President and Chief Executive Officer. In conjunction with Mr. Galton’s appointment, we entered into a three-year employment agreement with Mr. Galton, effective October 4, 2001.  The agreement automatically renews for successive one-year terms thereafter, unless written notice of termination is provided at least 120 days prior to the end of the applicable term.  The term of Mr. Galton’s employment agreement currently runs through October 3, 2006.  The terms of that agreement are summarized in the section of the proxy statement entitled “Employment Contracts, Termination of Employment and Change in Control Arrangements.”  The agreement provides Mr. Galton with an annual base salary of $200,000 plus certain benefits, including potential bonuses, equity awards and other perquisites as determined by our board of directors.  Our board of directors has since approved several increases in Mr. Galton’s annual base salary, which was approximately $240,000 for fiscal 2005, and is approximately $240,000 for fiscal for 2006.  The agreement also provides that Mr. Galton is entitled to a lump sum payment of 1.5 times his base annual salary plus an additional 1.5 times his base salary, payable in common stock in three annual installments, if his employment with us is terminated without cause or with good reason, as defined in his employment agreement.  If Mr. Galton’s employment with us is terminated pursuant to a change in control, as defined in his employment agreement, he is entitled to receive the difference between the monies actually received upon termination and 1.5 times his annual base salary plus an additional 1.5 times his base salary, payable in common stock.  In addition, in fiscal 2005, Mr. Galton received options to purchase 35,000 shares of our Common Stock.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our CEO and the four other most highly compensated executive officers.  Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.  The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in our best interests and the best interest of our stockholders, after taking into consideration changing business conditions and the performance of our employees. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to our growth and financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.   However, for the 2005 fiscal year, the total amount of compensation paid by the company (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

By the Compensation Committee of the Board of Directors of
Senesco Technologies, Inc.

David Rector, Chairman
John N. Braca
Ruedi Stalder

Performance Graph

                The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the AMEX Market Value (U.S.) Index and the RDG Microcap Biotechnology Index for the period beginning July 1, 2000 and ending on the last day of our last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SENESCO TECHNOLOGIES, INC., THE AMEX MARKET VALUE (U.S.) INDEX

AND THE RDG MICROCAP BIOTECHNOLOGY INDEX

* $100 invested on 6/30/00 in stock or index-

including reinvestment of dividends.

Fiscal year ending June 30.

	7/1/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
Senesco Technologies, Inc.	$100.00	$152.22	$103.20	$109.39	$162.54	$92.36
AMEX Market Value (U.S.) Index	$100.00	$89.48	$70.64	$76.96	$99.52	$115.35
RDG Microcap Biotechnology Index	$100.00	$63.27	$24.62	$25.56	$23.18	$15.14

Compensation of Directors

                In accordance with a resolution unanimously approved by our board of directors on December 16, 2004, we granted options to purchase shares of our common stock, pursuant to and in accordance with our 1998 Stock Plan, as consideration for their service on our board of directors through June 30, 2004, or fiscal 2004, as follows:

Director	Options Granted
Ruedi Stalder	30,000
David Rector	25,000
John Braca	25,000
Christopher Forbes	20,000
Thomas Quick	20,000

Options granted to the board of directors have an exercise price equal to the fair market value of our common stock on the date of grant, or $3.45 per share, have a term of ten (10) years, and are exercisable as follows: (i) one-half (1/2) of the options were exercisable as of the date of grant; and (ii) one-half (1/2) of the options shall become exercisable on December 16, 2005.  No director has received cash compensation for his services on our board of directors.  We provide reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the board of directors and other Senesco business.

                Dr. Thompson has received compensation for providing research and development management services to us.  See “Certain Relationships and Related Transactions” which sets forth the details of the compensation for Dr. Thompson.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since
Bruce C. Galton	53	President and Chief Executive Officer	October 2001
John E. Thompson, Ph.D.	64	Executive Vice President and Chief Scientific Officer	July 2004
Sascha P. Fedyszyn (1)	30	Vice President of Corporate Development and Secretary	January 1999
Joel P. Brooks (2)	46	Chief Financial Officer and Treasurer	December 2000
Richard Dondero (3)	55	Vice President of Research and Development	July 2004

(1)          Mr. Fedyszyn was appointed our Vice President of Corporate Development in January 1999 and was appointed our Secretary in January 2000.  Mr. Fedyszyn has been a Vice President of Senesco since its inception in June 1998.  Mr. Fedyszyn was also a Research Associate at the Logistics Management Institute from May 1995 to September 1995.  Mr. Fedyszyn received a Bachelor of Arts degree in Biology from Princeton University in June 1997.

(2)          Mr. Brooks was appointed our Chief Financial Officer and Treasurer in December 2000. From September 1998 until November 2000, Mr. Brooks was the Chief Financial Officer of Blades Board and Skate, LLC, a retail establishment specializing in the action sports industry.  Mr. Brooks was Chief Financial Officer from 1997 until 1998 and Controller from 1994 until 1997 of Cable and Company Worldwide, Inc.  He also held the position of Controller at USA Detergents, Inc. from 1992 until 1994, and held various positions at several public accounting firms from 1983 through 1992.  Mr. Brooks received his Bachelor of Science degree in Commerce with a major in Accounting from Rider University in February 1983.

(3)        Mr. Dondero was appointed our Vice President of Research and Development in July 2004.  From July 2002 until July 2004, Mr. Dondero was a Group Leader in the Proteomics Reagent Manufacturing division of Molecular Staging, Inc., a biotech firm engaged in the measurement and discovery of new biomarkers.  From 1985 through June 2001, Mr. Dondero served in several roles of increasing responsibility through Vice President of Operations and Product Development at Cistron Biotechnology, Inc.  From 1977 through 1985, Mr. Dondero served as a senior scientist at Johnson and Johnson, and from 1975 through 1977, as a scientist at Becton Dickinson.  Mr. Dondero received his Bachelor of Arts degree from New Jersey State University in 1972 and his Master of Science degree from Seton Hall University in 1976.

None of our current executive officers are related to any other executive officer or to any of our directors.  Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 2005, 2004 and 2003

The following Summary Compensation Table sets forth information concerning compensation during fiscal 2005, fiscal 2004 and the year ended June 30, 2003, or fiscal 2003, for services in all capacities awarded to, earned by or paid to: (i) each person who served as our Chief Executive Officer at any time during fiscal 2005; (ii) our executive officers other than the Chief Executive Officer who were serving as our executive officers at the end of fiscal 2005; and (iii) those individuals for whom disclosure would have been provided but for the fact that the individual was not serving as our executive officer at the end of fiscal 2005, collectively referred to herein as the Named Executives.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)(1)
Bruce C. Galton(2)	2005	240,017	—	—	—
President and Chief	2004	225,375	—	—	35,000
Executive Officer	2003	201,655	—	—	80,000
John E. Thompson, Ph.D.(3)	2005	—	—	60,000	—
Executive Vice President and	2004	—	—	60,000	55,000
Chief Scientific Officer	2003	—	—	48,000	20,000
Sascha P. Fedyszyn(4)	2005	83,695	—	—	—
Vice President of Corporate	2004	74,719	—	—	20,000
Development and Secretary	2003	69,231	—	—	35,000
Richard Dondero(5)	2005	108,580	—	—	10,000
Vice President of Research and	2004	—	—	—	—
Development	2003	—	—	—	—
Joel P. Brooks(6)	2005	132,672	—	—	—
Chief Financial Officer and	2004	126,290	—	—	20,000
Treasurer	2003	115,866	—	—	35,000

(1)          Unless otherwise noted, all options were granted at or above the fair market value of our common stock on            the date of grant, as defined in the 1998 Stock Plan, and vest over time.

(2)          Mr. Galton received the following executive compensation:

•        For services provided in fiscal 2004, options to purchase thirty-five thousand (35,000) shares of our common stock were granted to Mr. Galton on December 16, 2004, with an exercise price equal to $3.45 per share.

•        For services provided in fiscal 2003, options to purchase fifty thousand (50,000) shares of our common stock were granted to Mr. Galton on June 19, 2003, with an exercise price equal to $2.16 per share and options to purchase thirty thousand (30,000) shares of our common stock were granted to Mr. Galton on December 16, 2003, with an exercise price equal to $3.15 per share.

(3)          Dr. Thompson received the following executive compensation:

•        Dr. Thompson received $60,000, $60,000 and $48,000 for consulting services provided to us in each of fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

•        For services provided in fiscal 2004, options to purchase fifty-five thousand (55,000) shares of our common stock were granted to Dr. Thompson on December 16, 2004, with an exercise price equal to $3.45 per share.

•        For services provided in fiscal 2003, options to purchase twenty thousand (20,000) shares of our common stock were granted to Dr. Thompson on December 16, 2003, with an exercise price equal to $3.15 per share.

(4)          Mr. Fedyszyn received the following executive compensation:

•        For services provided in fiscal 2004, options to purchase twenty thousand (20,000) shares of our common stock were granted to Mr. Fedyszyn on December 16, 2004, with an exercise price equal to $3.45 per share.

•        For services provided in fiscal 2003, options to purchase twenty thousand (20,000) shares of our common stock were granted to Mr. Fedyszyn on June 19, 2003, with an exercise price equal to $2.16 per share and options to purchase fifteen thousand (15,000) shares of our common stock were granted to Mr. Fedyszyn on December 16, 2003, with an exercise price equal to $3.15 per share.

(5)          Mr. Dondero received the following executive compensation:

 •     For services provided in fiscal 2005, options to purchase ten thousand (10,000) shares of our common stock were granted to Mr. Dondero on December 16, 2004, with an exercise price equal to $3.45 per share.

(6)          Mr. Brooks received the following executive compensation:

•        For services provided in fiscal 2004, options to purchase twenty thousand (20,000) shares of our common stock were granted to Mr. Brooks on December 16, 2004, with an exercise price equal to $3.45 per share.

•        For services provided in fiscal 2003, options to purchase twenty thousand (20,000) shares of our common stock were granted to Mr. Brooks on June 19, 2003, with an exercise price equal to $2.16 per share and options to purchase fifteen thousand (15,000) shares of our common stock were granted to Mr. Brooks on December 16, 2003, with an exercise price equal to $3.15 per share.

Option Grants in Fiscal 2005

The following table sets forth information concerning individual grants of stock options made pursuant to the 1998 Stock Plan during fiscal 2005 to each of the Named Executives.  We have never granted any stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted in Fiscal Year (%)(1)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Bruce C. Galton.	35,000(2)	11.8	3.45	December 15, 2014	75,939	192,444
John E. Thompson, Ph.D.	55,000(2)	18.6	3.45	December 15, 2014	119,333	302,413
Sascha P. Fedyszyn	20,000(2)	6.8	3.45	December 15, 2014	43,394	109,968
Joel P. Brooks	20,000(2)	6.8	3.45	December 15, 2014	43,394	109,968

(1)          An aggregate of 295,500 options were granted pursuant to and in accordance with our 1998 Stock Plan during fiscal 2005.  Options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

(2)          Options were granted on December 16, 2004.  One-third (1/3) of such options became exercisable as of December 16, 2004; one-third (1/3) of such options shall become exercisable as of December 16, 2005; and one-third of such options shall become exercisable on December 16, 2006.

(3)          Based upon the closing price on the date of grant.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table sets forth information concerning each exercise of options during fiscal 2005 by each of the Named Executives and the fiscal year-end value of unexercised in-the-money options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1) Exercisable/ Unexercisable
Bruce C. Galton	—	—	495,000 / 50,000	— / —
John E. Thompson, Ph.D.	—	—	125,000 / 50,000	— / —
Sascha P. Fedyszyn	—	—	111,668 / 28,332	933 / 467
Richard Dondero	—	—	3,333 / 6,667	— / —
Joel P. Brooks	—	—	78,335 / 29,165	1,167 / 583

(1)   Based on a fiscal year end fair market value of the underlying securities equal to $1.79 per share.

Equity Compensation in Fiscal 2005

                The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2005.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,111,500	(1)	$2.74	798,500	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,111,500	(1)	$2.74	798,500	(2)

(1)   Issued pursuant to our 1998 Stock Plan.

(2)   Available for future issuance pursuant to our 1998 Stock Plan.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

On October 4, 2001, we hired Bruce C. Galton as our new President and Chief Executive Officer. In conjunction with Mr. Galton’s appointment, we entered into a three-year employment agreement with Mr. Galton, effective October 4, 2001.  The agreement shall automatically renew for successive one-year terms thereafter, unless written notice of termination is provided at least 120 days prior to the end of the applicable term.  The term of Mr. Galton’s employment agreement currently runs through October 3, 2006.  The agreement provides Mr. Galton with an annual base salary of $200,000 plus certain benefits, including potential bonuses, equity awards and other perquisites as determined by our board of directors.  Our board of directors have since approved several increases in Mr. Galton’s annual base salary, which is currently $239,150.  The agreement also provides that Mr. Galton is entitled to a lump sum payment of 1.5 times his base annual salary plus an additional 1.5 times his base salary, payable in common stock in three annual installments, if his employment with us is terminated without cause or with good reason, as defined in his employment agreement.  If Mr. Galton’s employment with us is terminated pursuant to a change in control, as defined in his employment agreement, he is entitled to receive the difference between the monies actually received upon termination and 1.5 times his annual base salary plus an additional 1.5 times his base salary, payable in common stock.

On January 21, 1999, Sascha P. Fedyszyn entered into an employment agreement with Senesco for a term of two (2) years, whereby we agreed to pay Mr. Fedyszyn an annual base salary of $36,000 plus certain benefits, including potential bonuses, equity awards and other perquisites as determined by the board of directors.  Our board of directors has since approved several increases in Mr. Fedyszyn’s base salary, which is currently $90,200 per annum. Mr. Fedyszyn’s employment contract automatically renews for additional one-year periods, unless terminated by either party before September in the year prior to expiration.  The term of Mr. Fedyszyn’s employment agreement currently runs through January 21, 2006.  The agreement also provides for a lump sum payment, under certain circumstances, of 2.99 times his annual base salary if there is a change in control, as defined in his employment agreement.

On July 1, 2003, Joel Brooks entered into an employment agreement with Senesco for a term of three (3) years.  The agreement shall automatically renew for successive one-year terms thereafter, unless written notice of termination is provided at least 120 days prior to the end of the applicable term.  The agreement provides Mr. Brooks with an annual base salary of $122,000 plus certain benefits, including potential bonuses, equity awards and other perquisites as determined by the board of directors.  Our board of directors has since approved several increases in Mr. Brooks’ base salary, which is currently $133,900.  The agreement also provides that Mr. Brooks is entitled to a lump sum payment of 1.0 times his base annual salary if his employment with us is terminated without cause or with good reason or pursuant to a change in control, as defined in his employment agreement.

On July 19, 2004, we hired Richard Dondero as our new Vice President of Research and Development.  In conjunction with Mr. Dondero’s appointment, we entered into a three-year employment agreement with Mr. Dondero, effective July 19, 2004.  The agreement shall automatically renew for successive one-year terms thereafter, unless written notice of termination is provided at least 120 days prior to the end of the applicable term.  The agreement provides Mr. Dondero with an annual base salary of $110,000 plus certain benefits, including potential bonuses, equity awards and other perquisites as determined by our board of directors.  Effective January 1, 2005, our board of directors approved an increase in Mr. Dondero’s base salary to $114,500.  The agreement also provides that Mr. Dondero is entitled to a lump sum payment of 1.0 times his base annual salary if his employment with us is terminated without cause or with good reason, as defined in his employment agreement.  If Mr. Dondero’s employment with us is terminated pursuant to a change in control, as defined in his employment agreement, he is entitled to receive the difference between the monies actually received upon termination and 1.0 times his annual base salary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires a company’s directors, officers and stockholders who beneficially own more than 10% of any class of equity securities of the company registered pursuant to Section 12 of the Exchange Act, collectively referred to herein as the Reporting Persons, to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the company’s equity securities with the SEC.  All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

                Based solely on our review of the copies of such forms received by us and upon written representations of the our Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to our Reporting Persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is the only class of stock entitled to vote at the Meeting.  Only our stockholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting.  As of the Record Date, there were 314 holders of record of our common stock, and we had outstanding 15,467,388 shares of our common stock and each outstanding share is entitled to one (1) vote at the Meeting.  The following table sets forth certain information, as of the Record Date, with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date; (ii) each of our directors, which includes all nominees, and our Named Executives; and (iii) all of our directors and our current executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
(i) Certain Beneficial Owners:
Stanford Venture Capital Holdings, Inc. 5050 Westheimer Houston, TX 77056	2,464,287(4)	15.2
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,568,000(5)	10.1
Seneca Capital L.P. 527 Madison Avenue New York, NY 10022	960,970(6)	5.9

(ii) Directors (which includes all nominees), Named Executives and Chief Executive Officer:
Ruedi Stalder	554,136(7)	3.5
Bruce C. Galton	523,668(8)	3.3
John E. Thompson, Ph.D	722,000(9)	4.6
Christopher Forbes	913,498(10)	5.8
Thomas C. Quick	368,787(11)	2.4
David Rector	67,000(12)	*
John N. Braca	33,000(13)	*
Sascha P. Fedyszyn	165,028(14)	1.1
Joel P. Brooks	98,168(15)	*
Richard Dondero	6,667(16)	*
(iii) All Directors and current executive officers as a group (10 persons)	3,152,281(17)	19.8

*              Less than 1%

(1)          Unless otherwise provided, all addresses should be care of Senesco Technologies, Inc., 303 George Street, Suite 420, New Brunswick, New Jersey 08901.

(2)        Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named.

(3)        Applicable percentage of ownership is based on 15,467,388 shares of our common stock outstanding as of the Record Date, plus any common stock equivalents and options or warrants held by such holder which are presently or will become exercisable within sixty (60) days after the Record Date.

(4)          Includes 750,000 shares issuable pursuant to presently exercisable warrants.

(5)          Represents 1,518,000 shares held by Heartland Advisors, Inc. and its affiliates and 50,000 shares issuable pursuant to presently exercisable warrants issued to Heartland Advisors, Inc.

(6)        Represents 819,620 shares issuable pursuant to presently exercisable warrants issued to Seneca Capital L.P., and 141,350 shares issuable pursuant to presently exercisable warrants issued to Seneca International L.P., of which Seneca Capital L.P. is deemed to be the indirect beneficial owner of such shares.

(7)          Includes 455,823 shares issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after the Record Date.

(8)          Includes 516,668 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.  Excludes 28,332 shares underlying options which become exercisable over time more than sixty (60) days after the Record Date.

(9)          Includes 150,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.  Excludes 25,000 shares underlying options which become exercisable over time more than sixty (60) days after the Record Date.

(10)    Includes 333,929 shares issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after the Record Date.

(11)    Includes 229,053 shares issuable pursuant to presently exercisable warrants and options or options which will become exercisable within sixty (60) days after the Record Date.

(12)    Includes 60,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.

(13)    Includes 30,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.

(14)    Includes 126,668 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.  Excludes 13,332 shares underlying options which become exercisable over time more than sixty (60) days after the Record Date.

(15)    Includes 94,168 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.  Excludes 13,332 shares underlying options which become exercisable over time more than sixty (60) days after the Record Date.

(16)    Represents 6,667 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.  Excludes 3,333 shares underlying options which become exercisable over time more than sixty (60) days after the Record Date.

(17)    See Notes 9 through 16.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Contractual Relationships

                Service Agreements

                Christopher Forbes, our director, is also Vice Chairman of Forbes, Inc., which publishes Forbes Magazine.  Forbes, Inc. has provided and will continue to provide us with advertising, introductions to strategic alliance partners and, from time to time, use of its office space, entertainment facilities and various other support services.  In recognition of these past services and services to be provided in the future, during the last two fiscal years, we granted to Forbes, Inc., warrants to purchase shares of our common stock as follows:

	# of Warrant	Exercise	Value of Services	# of Warrant
Date of Grant	Shares	Price	On Date of Grant	Shares Vested
December 16, 2003	20,000	$3.15	$62,000	13,334
December 16, 2004	15,000	$3.45	$48,450	5,000

The exercise price of the warrants granted to Forbes, Inc. represented the fair market value of our common stock on the dates of grant.

                Alan Brooks Design, Inc., a marketing communications firm, is owned by Alan Brooks, a brother of Joel Brooks, our Chief Financial Officer and Treasurer.  Alan Brooks Design, Inc. has provided and will continue to provide various services to us.  We paid Alan Brooks Design, Inc. $53,119 in fiscal 2005 and $53,226 in fiscal 2004 for services in connection with the design and printing of our annual report and proxy for fiscal 2004 and fiscal 2003, and the design and printing of a new print ad for us.  Neither we nor Joel Brooks receives any remuneration from these services, and we believe that such services were provided on terms at least as favorable as we would have received from a third party.

                Research and Development Agreements

                Effective September 1, 1998, we entered into a three-year research and development agreement, which has been extended for successive periods through August 31, 2006, with John E. Thompson, Ph.D. and the University of Waterloo in Waterloo, Ontario, Canada, referred to as the University.  Dr. Thompson is our director and officer and beneficially owns approximately 4.8% of our common stock.  Dr. Thompson is the Associate Vice President, Research and former Dean of Science of the University.  Dr. Thompson and the University will provide research and development under our direction.  Research and development expenses under this agreement for the years ended June 30, 2005 and 2004 aggregated US $628,341 and US $560,308, respectively.  Effective September 1, 2004, we, Dr. Thompson and the University extended the agreement for an additional two-year period through August 31, 2006 in the amount of CAN $1,529,430.  As of September 1, 2005, such amount represented approximately US $1,290,000.

                Consulting Agreement

                Effective May 1, 1999, we entered into a consulting agreement for research and development with Dr. Thompson.  On each of July 1, 2001 and July 1, 2004, we and Dr. Thompson renewed the consulting agreement for an additional three-year term, as provided for under the terms and conditions of the agreement.  This agreement provided for monthly payments of $3,000 through June 2004.  However, effective January 1, 2003, the agreement was amended to increase the monthly payments from $3,000 to $5,000.

Debt / Equity Transactions

                2004 Private Placement

In connection with a private placement, commencing in January 2004 and ending in February 2004, we sold shares of our common stock and warrants to purchase our common stock to certain accredited investors and directors, including Seneca Capital L.P. and its affiliates, Ruedi Stalder and Christopher Forbes  On January 15, 2004, Seneca Capital L.P. and its affiliates purchased 421,941 shares of our common stock and warrants to purchase 210,970 shares of our common stock for the aggregate cash consideration of $1,000,000.  On January 15, 2004, Ruedi Stalder and

Christopher Forbes each purchased 31,616 shares of our common stock and warrants to purchase 15,823 shares of our common stock for the aggregate cash consideration of $75,000 each.  All of such warrants were exercisable as of the date of grant at an exercise price equal to $3.79 and have a term of five (5) years.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has, subject to stockholder ratification, retained Goldstein Golub Kessler LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006. Goldstein Golub Kessler has served as our independent auditors since the fiscal year ending June 30, 1999 and currently serves as our independent registered public accounting firm.  Neither the firm nor any of its directors has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors.

Although stockholder ratification of the selection of Goldstein Golub Kessler LLP is not required by law, our board of directors believes that it is desirable to give our stockholders the opportunity to ratify this selection.  If this proposal is not approved at the Meeting, our board of directors will reconsider the selection of Goldstein Golub Kessler LLP.

Our board of directors recommends a vote FOR the ratification of the appointment of Goldstein Golub Kessler LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006.

One or more representatives of Goldstein Golub Kessler LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Goldstein Golub Kessler LLP, our independent registered public accounting firm, billed for each of the last two fiscal years for audit services and other services:

Fee Category	2005	2004
Audit Fees (1)	$52,137	$59,439
Audit-Related Fees (2)	2,250	—
Tax Fees (3)	4,553	—
All Other Fees	—	—
Total Fees	$58,940	$59,439

(1)          Consists of fees for professional services rendered in connection with the audit of our financial statements for the years ended June 30, 2005 and 2004, respectively, and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-QSB during the years ended June 30, 2005 and 2004, respectively, and fees for professional services rendered in connection with documents filed with the Securities and Exchange Commission for the years ended June 30, 2005 and 2004, respectively.

(2)          Consists of fees relating to the review of our documents in connection with an equity offering.

(3)          Consists of fees relating to our tax compliance, tax planning and tax return review for the years ended June 30, 2005 and 2004.  Goldstein Golub Kessler LLP had a relationship with American Express Tax and Business Services, Inc., or TBS, which terminated on September 30, 2005.  TBS provided such tax services, and TBS received the fees for such services.

Financial Information Systems Design and Implementation Fees

Goldstein Golub Kessler LLP did not bill us for any professional services rendered to us and our affiliates during the fiscal year ended June 30, 2005 in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

Leased Employees

                Effective October 1, 2005, Goldstein Golub Kessler LLP leases auditing staff from RSM McGladrey, Inc., or RSMI who are full time, permanent employees of RSMI and through which its partners provide non-audit services.  Prior to October 1, 2005, Goldstein Golub Kessler LLP leased auditing staff from TBS.  As a result of these arrangements, Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP.  Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Pre-Approval Policies and Procedures

None of the audit-related fees billed in fiscal 2005 and 2004 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm.  This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months.  Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm.  Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

STOCKHOLDERS’ PROPOSALS

Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our 2006 annual meeting of stockholders must advise our Secretary of such proposals in writing by July 7, 2006.

Stockholders who wish to present a proposal at our 2006 annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by September 20, 2006.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our board of directors may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number:  Senesco Technologies, Inc., 303 George Street, Suite 420, New Brunswick, New Jersey 08901, (732) 296-8400.  If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting.  However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries.  We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2005, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON OCTOBER 21, 2005 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY.  A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Sascha P. Fedyszyn

Sascha P. Fedyszyn
Secretary

New Brunswick, New Jersey

November 4, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

SENESCO TECHNOLOGIES, INC.

December 14, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	APPROVAL OF PROPOSAL TO RATIFY THE	☐	☐	☐
APPOINTMENT OF GOLDSTEIN GOLUB
		NOMINEES:		KESSLER LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING
☐	FOR ALL NOMINEES	Ruedi Stalder		FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2006.
Bruce C. Galton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	John E. Thompson, Ph.D.	3.	In his discretion, the proxy is authorized to vote upon other matters as may properly
		Christopher Forbes		come before the Meeting.
Thomas C. Quick
☐	FOR ALL EXCEPT (See instructions below)	David Rector
John N. Braca

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark
“FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate		☐
your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder		Date:		Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SENESCO TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Ruedi Stalder and Sascha P. Fedyszyn, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Senesco Technologies, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The American Stock Exchange, New York, New York at 10:00 A.M., local time, on December 14, 2005, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

(Continued and to be signed on the reverse side)

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